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                                                                    EXHIBIT 10.1

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                     CONVERTIBLE SUBORDINATED NOTE AGREEMENT


                                 BY AND BETWEEN


                              CENTURY MEDICAL, INC.


                                       AND


                            MICRO THERAPEUTICS, INC.


                         DATED AS OF SEPTEMBER 23, 1998


                                   $3,000,000


            5% CONVERTIBLE SUBORDINATED NOTE, DUE SEPTEMBER 30, 2003



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                     CONVERTIBLE SUBORDINATED NOTE AGREEMENT


        THIS CONVERTIBLE SUBORDINATED NOTE AGREEMENT (this "Agreement"), entered into as of the 23rd day of September 1998, by and between CENTURY MEDICAL, INC. a Japanese corporation ("Century"), and MICRO THERAPEUTICS, INC., a Delaware corporation (the "Company").

                                    RECITALS

        A. Century desires to purchase from the Company, and the Company desires to sell to Century, a certain 5% Convertible Subordinated Note, due September 30, 2003, in the aggregate principal amount of Three Million Dollars ($3,000,000) (the "Note") convertible into shares of the common stock, par value $0.001 per share, of the Company (the "Common Stock"), in the form attached hereto as Exhibit A, all as more fully described below, on the terms and conditions set forth herein.

        B. The Company and Century desire to enter into an Exclusive Distribution Agreement (the "Distribution Agreement") in the form attached hereto as Exhibit B.

        C. The Company and Century desire to enter into a Credit Agreement (the "Credit Agreement") in the form attached hereto as Exhibit C, which provides that Century, as lender, shall, following the occurrence of certain milestones, loan to the Company, at the Company's sole option, as borrower, an amount not to exceed an aggregate of Two Million Dollars ($2,000,000).

        D. The Company and Century desire to make certain representations, warranties, covenants and agreements in connection with the purchase and sale of the Note and desire to prescribe certain conditions precedent to such purchase and sale.

        E. The Company and Century desire to make certain representations, warranties, covenants and agreements in connection with entering into this Agreement and the Credit Agreement and desire to prescribe certain conditions precedent to such agreements.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the promises and of the mutual provisions, agreements and covenants contained herein, the Company and Century hereby agree as follows:

        1.      DESCRIPTION OF NOTE AND COMMITMENT.

                1.1 DESCRIPTION OF NOTE. The Company has authorized the purchase and sale of Three Million Dollars ($3,000,000) aggregate principal amount of the Note to be dated the Closing Date, to bear interest from such date at the rate of five percent (5%) per annum, payable quarterly in arrears on January 31, April 30, July 31 and October 31, each year (commencing October 31, 1998) and at maturity and to bear interest on overdue principal and premium, if any, and (to the extent legally enforceable) on any overdue payment of principal or interest at the rate of ten percent (10%) per annum after the date due, whether at stated maturity or by declaration, acceleration or otherwise, until paid, to be expressed to mature on September 30, 2003, and to be substantially in the form

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attached hereto as Exhibit A. The Note is not subject to redemption or prepayment. The Note is convertible into Common Stock on the terms and conditions set forth in Section 11 hereof.

                1.2 COMMITMENT, CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations, warranties, covenants and agreements set forth herein, the Company agrees to sell to Century, and Century agrees to purchase from the Company, the Note in the aggregate principal amount as of Three Million Dollars ($3,000,000) at a purchase price of one hundred percent (100%) of the principal amount thereof on the Closing Date (as defined herein).

                1.3 DELIVERY OF NOTE; CLOSING. The delivery of the Note shall occur at the offices of O'Melveny & Myers LLP, Citicorp Center, 153 East 53rd Street, 54th Floor, New York, New York 10022-4611, at 11:00 a.m., Eastern Daylight Time, September 30, 1998 or such later Business Day as shall be mutually agreed upon by the Company and Century (the "Closing Date"). The Note delivered to Century on the Closing Date will be delivered to Century in the form of a single Note in the form attached hereto as Exhibit A in a principal amount equal to the full amount of Century's purchase, against delivery by Century to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number FNC-06006442-75 at FC-Silicon Valley Bank, 3003 Tasman Drive, Santa Clara, California, 95054, USA, ABA No. \\FW:121140399 (correspondent bank via SWIFT: Chase Manhattan Bank, New York, New York, USA, SWIFT Advice CHASEUS33).

                1.4 PLACE OF PAYMENT. Subject to Section 1.5, payments of principal and interest becoming due and payable on the Note shall be made in the State of California at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to Century, change the place of payment of the Note so long as the place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

                1.5 HOME OFFICE PAYMENT. Notwithstanding Section 1.4, so long as Century is the holder of the Note, the Company shall pay all sums becoming due on the Note for principal and interest by wire transfer of immediately available funds for the account of Century to account number 232811 at The Sumitomo Bank, Ltd., Shibuya Branch, 1-2-2 Dogenzaka, Shibuya-ku, Tokyo 150-0043, Japan, or by such other method or at such other location as Century shall specify from time to time in writing to the Company, without presentation or surrender of the Note or the making of any notation thereon. The Company shall afford the benefits of this Section 1.5 to any Holder that is the direct or indirect transferee of the Note pursuant to the terms of this Agreement.

        2.      INTERPRETATION OF AGREEMENT; DEFINITIONS.

                2.1 DEFINITIONS. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

                "Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds five percent (5%) or more of any


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class of the Voting Stock of the Company or (iii) five percent (5%) or more of the Voting Stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

                "Agreement" shall mean this Note Agreement.

                "Board of Directors" shall mean either the board of directors of the Company or any duly authorized committee thereof.

                "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

                "Business Day" shall mean any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks located in San Francisco, California or New York, New York are authorized or required by law to be closed.

                "Change of Control" shall have the meaning set forth in Section
9.7 hereof.

                "Closing Date" shall have the meaning specified in Section 1.2 hereof.

                "Commission" shall mean the Securities and Exchange Commission, or successor regulatory entity.

                "Common Stock" shall mean the Common Stock, par value $0.001 per share, of the Company.

                "Company" shall mean Micro Therapeutics, Inc., a Delaware corporation, and any Person who in accordance with the terms of this Agreement succeeds to all, or substantially all, of the assets or business of Micro Therapeutics, Inc.

                "Credit Facility Note" shall mean the 5% Convertible Credit Facility Note issued pursuant to the Credit Facility as defined in Section 6.1 hereof.

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time (the "Code").

                "Event of Default" shall have the meaning set forth in Section 9 hereof.

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                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                "GAAP" shall mean generally accepted accounting principles at the time in the United States.

                "Holder" shall mean the registered holder of the Note, initially Century.

                "Interest Payment Date" shall mean the Stated Maturity of an installment of interest on the Note.

                "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, capitalized lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

                "Nasdaq" and "Nasdaq National Market" shall have the meanings specified in Section 11.4(h) hereof.

                "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

                "Preferred Stock" shall mean stock of the Company or a Subsidiary of any class or series ranking prior to any other class or series of stock of the Company or the Subsidiary with respect to the payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Company or the Subsidiary.

                "Purchased Shares" shall have the meaning specified in Section 11.4(f) hereof.

                "Securities Act" shall mean the Securities Act of 1933, as amended.

                "Stated Maturity," when used with respect to the Note or any installment of interest hereon, shall mean the date specified in the Note as the fixed date on which the principal of the Note or any installment of interest is due and payable.

                "Subsidiary" shall mean a corporation, partnership or other entity at least a majority of whose Voting Stock is owned directly or indirectly by the Company.


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                "Voting Stock" shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                2.2 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

                2.3 DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

                2.4 LEGAL HOLIDAYS. In any case where any Interest Payment Date or Stated Maturity of the Note or the last date on which Century has the right to convert the Note shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Note) payment of interest or principal or conversion of the Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, or at the Stated Maturity, or on such last day for conversion.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ITS SUBSIDIARIES. Except as otherwise specifically set forth in the Disclosure Schedule attached hereto as Exhibit D (the "Disclosure Schedule") or in any document expressly referenced in the Disclosure Schedule which has been provided to Century (provided that any such disclosure made in connection with any of the following representations and warranties shall be deemed disclosed with respect to any other relevant representation or warranty, whether or not expressly cross-referenced), the Company and its Subsidiaries represent and warrant to Century as of the date hereof as follows:

                3.1 SUBSIDIARIES OF THE COMPANY. The Disclosure Schedule states the name of each of the Subsidiaries of the Company, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. The Company and each of its Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien.

                3.2 CORPORATE ORGANIZATION AND AUTHORITY. The Company, and each of its Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which such licensing or qualification is required by law or wherein the nature of the business transacted by it or the nature of the property owned or leased by it otherwise makes such licensing or qualification necessary.

                3.3 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of Twenty Million (20,000,000) shares of Common Stock, par value $0.001 per share, and Five Million (5,000,000) shares of Preferred Stock, par value $0.001 per share. As of June 30, 1998, Six Million


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Six Hundred Eighty-Four Thousand Four Hundred Sixty-Seven (6,684,467) shares of the Common Stock were issued and outstanding and no shares of the Preferred Stock were issued and outstanding.

        All of the outstanding Common Stock was issued in compliance with applicable federal and state securities laws and regulations. All of the outstanding shares of the Common Stock are, and any shares of Common Stock issuable upon conversion of the Note and the Credit Facility Note will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's Certificate of Incorporation or Bylaws, or any agreement to which the Company is a party or is bound.

                3.4 EQUITY INVESTMENTS. The Company does not own any equity stock or interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity except those set forth in the Disclosure Schedule. The Company has no Subsidiaries.

                3.5 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and the Credit Agreement and to issue the Note, and will have all requisite corporate power and authority to issue the Credit Facility Note and, subject to satisfaction of the conditions set forth herein and therein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Credit Agreement and the Note and the consummation of the transactions contemplated hereby and thereby have been, and the execution and delivery of the Credit Facility Note and the consummation of the transactions contemplated thereby will be, duly authorized by all necessary corporate action on the part of the Company. This Agreement, the Credit Agreement and the Note have been, and the Credit Facility Note will be, duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Section 8 hereof are satisfied, the execution and delivery of this Agreement, the Credit Agreement, the Note and the Credit Facility Note do not or will not, and the consummation of the transactions contemplated hereby or thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of the Certificate of Incorporation or Bylaws of the Company, (b) any material agreement or instrument, permit, franchise, license, judgment or order, applicable to the Company or its respective properties or assets, or (c) the terms, conditions or provisions of any order, judgment, decree or ruling of any arbitrator or Governmental Entity (as defined below) applicable to the Company or any Subsidiary. Similarly, the execution, delivery and performance of this Agreement, the Note, the Credit Agreement and the Credit Facility Note do not result in the creation of any Lien in respect of any property of the Company or any Subsidiary.

        No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative or regulatory agency or commission or other governmental authority (a "Governmental Entity") or other Person or entity, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement or the Credit Agreement or the consummation by the Company of the transactions contemplated hereby or thereby, except for such


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consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country.

                3.6 FINANCIAL STATEMENTS. The Company has furnished to Century its audited consolidated statement of operations, statement of stockholders' equity and statement of cash flows for the fiscal year ended December 31, 1997 and the Company's audited consolidated balance sheet at December 31, 1997, which statements include the reports of auditors thereon; and the unaudited consolidated statement of operations and statement of cash flows for the six (6) months ended June 30, 1998 and the unaudited consolidated balance sheet at June 30, 1998. The Company will furnish to Century as soon as available its audited consolidated financial statements for the fiscal year ended December 31, 1998. The balance sheet at June 30, 1998 is hereinafter referred to as the "Company Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "Company Financial Statements." The Company Financial Statements have been and will be prepared in accordance with GAAP applied on a consistent basis, except for any change due to the adoption of an accounting principle established by the FASB, AICPA, SEC or any other accounting standard setting board, during the periods involved, and fairly present and will present the consolidated financial position of the Company and the results of its operations and cash flows as of the date and for the periods indicated thereon. At the date of the Company Balance Sheet (the "Company Balance Sheet Date"), neither the Company nor its consolidated Subsidiaries had any liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the Company Balance Sheet or the accompanying notes thereto.

                3.7 SECURITIES AND EXCHANGE COMMISSION DOCUMENTS. The Company has furnished to Century a true and complete copy of the Company's Form 10-KSB for the year ended December 31, 1997 and Form 10-QSB for each of the quarters ended March 31, 1998 and June 30, 1998 (the "Company SEC Documents"). As of their respective filing dates, the Company SEC Documents comply in all material respects with the requirements of the Exchange Act or the Securities Act, and none of the Company SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document.

                3.8 BUSINESS CHANGES. Since June 30, 1998, except as otherwise contemplated by this Agreement or as disclosed in writing to Century, the Company has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

                        (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of the Company nor any casualty, loss, damage or destruction (whether or not covered by insurance) of any material property of the Company, which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of the Company or the ability of the Company to meet its obligations under the Note and/or the Credit Facility Note.

                        (b) The Company has not issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security of the Company.

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                        (c) The Company has not incurred debt for borrowed
money, nor incurred any obligation or liability except in the ordinary and usual course of business and in any event not in excess of Fifty Thousand Dollars ($50,000) for any single occurrence.

                        (d) The Company has not paid any obligation or liability, or discharged, settled or satisfied any claim, Lien or encumbrance, except for current liabilities in the ordinary and usual course of business and in any event not in excess of Fifty Thousand Dollars ($50,000) for any single occurrence.

                        (e) The Company has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of the Company.

                        (f) The Company has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of the Company.

                        (g) The Company has not mortgaged, pledged, or otherwise encumbered any of its assets or properties, other than inventory sold in the normal course of business or accounts receivable.

                        (h) The Company has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except, in the case of such other assets and property, in the ordinary and usual course of business, and in each case for a consideration believed to be at least equal to the fair value of such asset or property and in any event not in excess of Fifty Thousand Dollars ($50,000) for any single item or One Hundred Thousand Dollars ($100,000) in the aggregate other than inventory sold or returned in the normal course of business.

                        (i) The Company has not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity; the Company has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business and in any event not in excess of Fifty Thousand Dollars ($50,000) for any single item or One Hundred Thousand Dollars ($100,000) in the aggregate.

                        (j) The Company has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business.

                        (k) The Company has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 3.15 hereof).

                        (l) The Company has not adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing.



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                        (m) The Company has not effected or agreed to effect any
change in its directors, officers or key employees.

                        (n) The Company has not effected or committed itself to effect any amendment or modification in its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement.

                        (o) The Company has not modified its accounting principles in any material respect, except for those changes required by the adoption of an accounting principle promulgated by the FASB, the AICPA, the Securities and Exchange Commission, or any other accounting standards setting bodies.

                3.9 INDEBTEDNESS. The Disclosure Schedule correctly describes all debt of the Company and its Subsidiaries in excess of Two Hundred Fifty Thousand Dollars ($250,000) outstanding as of the Closing Date. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any indebtedness of the Company or such Subsidiary, and no event or condition exists with respect to any indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                3.10 LITIGATION. There is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending against the Company, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on the Company), and none have been threatened. The Company is aware of no facts which, if known to stockholders, customers, governmental authorities or other Persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of the Company. The Company is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

                3.11 COMPLIANCE WITH LAW. All material licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of the Company which are necessary to the conduct of the Company's business ("Permits") are in full force and effect and the Company is not in violation of any Permit in any material respect. Except for possible exceptions, the curing or non-curing of which would not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of the Company, the business of the Company has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

                3.12 TITLE TO PROPERTIES; LEASES. The Company and each of its Subsidiaries has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, except as sold or otherwise disposed of in the ordinary course of business. All leases that


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individually or in the aggregate are material to the Company or its operations are valid and subsisting and are in full force and effect in all material respects.

                3.13 LICENSES, ETC. The Company and each of its Subsidiaries owns or possesses all the material trade names, service marks, licenses, governmental approvals, and rights with respect to the foregoing necessary for the present conduct of its business, without any known conflict with the rights of others.

                3.14 NO DEFAULT.

                        (a) Each of the Company's material agreements or contracts is a legal, binding and enforceable obligation by or against the Company, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the enforceability of the rights of creditors generally and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). To the Company's knowledge, no party with whom the Company has an agreement or contract is in default thereunder or has breached any term or provision thereof which is material to the conduct of the Company's business.

                        (b) The Company has performed, or is now performing, the obligations of, and the Company is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business ("Contracts"). No third party has raised any claim, dispute or controversy with respect to any of the Contracts of the Company, whether fully performed or currently being performed, nor has the Company received written notice or warning of alleged nonperformance, delay in delivery or other noncompliance by the Company with respect to its obligations under any of those Contracts, nor are there any facts which exist indicating that any of those Contracts may be totally or partially terminated or suspended by the other parties thereto.

                3.15 PROPRIETARY RIGHTS.

                        (a) The Company has provided Century with a complete list in writing of all patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefor, owned or used by the Company or in which it has any rights or licenses, except for software used by the Company and generally available on the commercial market. The Company has provided Century with a complete and accurate list of all agreements of the Company with each officer, employee or consultant of the Company providing the Company with title and ownership to, or rights to use, patents, patent applications, trade secrets and inventions developed or used by the Company in its business. All of such agreements so described are valid, enforceable and legally binding, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

                        (b) The Company owns or possesses licenses or other rights to use all patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of the Company, and the same are sufficient to conduct the Company's business as it has been and is now being conducted.

                        (c) To the best knowledge of the Company, the operations, Products, and Proprietary Rights of the Company do not conflict with or infringe, and no one has asserted to the Company that such operations, Products, and Proprietary Rights conflict with or infringe, on any Proprietary Rights owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against the Company with respect to any Proprietary Rights (other than those, if any, with respect to which service of process or similar notice may not yet have been made on the Company), and, none has been threatened against the Company. To the best knowledge of the Company, there are no facts or alleged facts which would reasonably serve as a basis for any claim that the Company does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of the Company as it has been and is now being conducted.

                        (d) To the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with the Company or any previous employer.

                3.16 TAXES. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes, assessments fees and other governmental charges levied upon them or their properties, assets, income or franchises, to the extent that such have become due and payable and before they have become delinquent, and except to the extent that any such taxes, assessments fees or governmental charges are being contested in good faith, have been paid. For all taxable years ending on or before December 31, 1997, the federal income tax liability of the Company and its Subsidiaries has been satisfied. The Company does not know of any proposed additional tax assessment against it for which adequate reserves in accordance with GAAP have not been made on its balance sheet, and no material controversy in respect of additional federal or state income taxes due since said date is pending or, to the knowledge of the Company, threatened. The reserves for taxes on the books of the Company and each of its Subsidiaries are adequate in all material respects for all open years, and for its current fiscal period.

                3.17 USE OF PROCEEDS. The net proceeds from the sale of the Note will be used to make an infusion of capital into the Company and for other corporate purposes.

                3.18 PRIVATE OFFERING. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Note, any Credit Facility Note or any similar security or has solicited or will solicit an offer to acquire the Note, any Credit Facility Note or any similar security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Note, any Credit Facility Note or any similar security with any Person other than Century. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Note, any Credit Facility Note or any similar security or has solicited or will solicit an offer to acquire the

Note, any Credit Facility Note or any similar security from any Person so as to require registration of the Note or any Credit Facility Note under Section 5 of the Securities Act.

                3.19 EMPLOYEE PLANS AND RELATIONS.

                        (a) Except as provided in the Company SEC Documents, neither the Company nor any ERISA Affiliate has any: (i) employee benefit plans, multi-employer plans and employee benefit plans (as defined in section 3(2) or section 3(3) of ERISA ("Plans"); (ii) bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, debenture, supplemental pension, profit-sharing, royalty pool, commission or similar plan or arrangement; (iii) employment, consulting or termination agreement; or (iv) other plan, program, agreement, procedure, policy, commitment, understanding or other arrangement relating to employee benefits, executive compensation, fringe benefits, severance pay, terms of employment or services as a director, officer, employee or independent contractor. The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws, except to the extent that noncompliance could not be reasonably expected to have a materially adverse effect on the Company or its operations.

                        (b) The Company has not been and is not a party to, or subject to, or affected by, any collective bargaining agreement or other labor contract. The Company has complied in all respects with all laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing.

                        (c) The execution and delivery of this Agreement and the Credit Agreement and issuance of the Note and the Credit Facility Note hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

                3.20 ENVIRONMENTAL MATTERS. The Company is, and at all times during the period prior to the date hereof the Company has been, in compliance with all applicable local, state and federal statutes, orders, rules, ordinances and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to zoning and land use and to emissions, discharges, releases or threatened releases of pollutants, contaminants, hazardous or toxic materials or wastes into or on land, ambient air, surface water, ground water, personal property or structures (including the protection, cleanup, removal, remediation or damage thereof), or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of pollutants, contaminants or hazardous or toxic substances, materials or wastes.

                3.21 BROKERS OR FINDERS. The Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. The Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                3.22 FULL DISCLOSURE. Neither the Company Financial Statements referred to in Section 3.6 hereof nor this Agreement, or any other written statement furnished by the Company to Century in connection with the negotiation of the sale of the Note, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact peculiar to the Company or the Subsidiaries which the Company has not disclosed to Century in writing which materially adversely affects nor, so far as the Company can now foresee, will materially adversely affect, the properties, business, profits or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

                3.23 NEW SECURITIES. None of the Note, any Common Stock issued pursuant to conversion of the Note, any Credit Facility Note nor any Common Stock issued pursuant to conversion of a Credit Facility Note shall constitute "New Securities" for purposes of and as such term is defined in that certain Convertible Subordinated Note Agreement, dated November 17, 1997, by and between the Company and Guidant Corporation, and that certain Convertible Subordinated Note Agreement, dated August 12, 1998, by and between the Company and Abbott Laboratories.

        4. REPRESENTATIONS AND WARRANTIES OF CENTURY. Except as contemplated by this Agreement, Century represents and warrants to the Company as of the date hereof as follows:

                4.1 CORPORATE ORGANIZATION. Century is a corporation duly incorporated, validly existing and in good standing under the laws of Japan. Century is duly qualified to do business in Japan. Century is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which such licensing or qualification is required by law or wherein the nature of the business transacted by it or the nature of the property owned or leased by it otherwise makes such licensing or qualification necessary, other than to the extent that failure to obtain such licensing or qualification, either individually or in the aggregate, would not have a material adverse effect on Century. Century has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business.

                4.2 AUTHORITY. Century has all requisite corporate power and authority to enter into this Agreement and the related agreements contemplated herein, and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Century. This Agreement has been duly executed and delivered by Century and constitutes the valid and binding obligation of Century enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Section 8 are satisfied, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of the Articles of Incorporation or Bylaws of Century, or (b) any material agreement or instrument, permit, license, judgment, order, statute, law, ordinance, rule or regulation applicable to Century or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on Century.

        Except as noted in Schedule 4.2, no consent, approval, order or authorization of, or registration, declaration or filing with, any Japanese governmental authority is required by or with respect to Century in connection with the execution and delivery of this Agreement by Century or the consummation by Century of the transactions contemplated hereby or thereby.

                4.3 RESTRICTED NOTE. Century represents and agrees, and in entering into this Agreement the Company understands, that (a) Century is acquiring the Note for Century's own account, and for the purpose of investment and not with a view to the distribution thereof, and that Century has no present intention of selling, negotiating or otherwise disposing of the Note; it being understood, however, that the disposition of Century's property shall at all times be and remain within its control, and (b) the Note has not been registered under Section 5 of the Securities Act and that Century will only re-offer or resell the Note purchased by Century under this Agreement pursuant to an effective registration statement under the Securities Act or in accordance with an available exemption from the requirements of Section 5 of the Securities Act, except under circumstances where neither such registration nor such an exemption from registration is required by law.

                4.4 NO CONFLICT. The execution and delivery of this Agreement by Century and the performance of Century's obligations hereunder, (a) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Articles of Incorporation or Bylaws of Century or any of its Subsidiaries, or any material contract, agreement or commitment binding upon Century or any of its assets or properties; (b) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of Century; and
(c) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Century or any of its assets or properties.

                4.5 BROKERS OR FINDERS. Century has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. Century has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        5. COVENANTS OF THE COMPANY. From and after the Closing Date and continuing so long as any amount remains unpaid on the Note and/or any Credit Facility Note, the Company and its Subsidiaries covenant and agree with Century that:

                5.1 CORPORATE EXISTENCE. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights and franchises of the Company and its Subsidiaries.

                5.2 CONDUCT OF BUSINESS IN NORMAL COURSE. The Company and its Subsidiaries shall carry on the business and their activities diligently and in the ordinary course and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that will vary materially from the methods used by the Company as of June 30, 1998. The Company and its Subsidiaries shall maintain the business and their activities in a normal and customary manner consistent with prior practice.

                5.3 MAINTENANCE OF PROPERTIES. The Company will maintain, preserve and keep, and will cause each of its Subsidiaries to maintain, preserve and keep, its material properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained in all material respects.

                5.4 PRESERVATION OF BUSINESS AND RELATIONSHIPS. Neither the Company nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

                5.5 MERGER; ACQUISITIONS. Except with notice to Century as set forth below, the Company shall not (a) consolidate with or merge into any other Person, (b) convey, transfer or lease all or substantially all of its assets in a single transaction or series of related transactions to any Person, (c) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person or division thereof, or (d) otherwise acquire or agree to acquire any assets which are material to the Company except in the ordinary course of business consistent with prior practice. Such notice shall be given no earlier than contemporaneously with public disclosure of the occurrence or pendency of such an event, and in such notice the Company shall disclose to Century whether it supports the occurrence of such event.

                5.6 SALE OR LEASE OF ASSETS; DISPOSITIONS. Except with contemporaneous notice to Century, the Company shall not sell, lease, transfer or otherwise dispose of any of its assets (other than the sale of inventory in the ordinary course of business), except in the ordinary course of business consistent with prior practice. In the event that such transfer also constitutes a Change of Control, the Company shall transfer to such successor entity this Agreement, the Note, the Credit Agreement, any Credit Facility Note and the Distribution Agreement, including without limitation any post-termination obligations contained therein, provided that in the event the Company transfers less than all or substantially all of its assets to a purchaser, such agreements, instruments and obligations shall be so transferred only to the extent the assets transferred are subject thereto.

                5.7 INDEBTEDNESS. Except with contemporaneous notice to Century, the Company shall not incur any indebtedness for borrowed money other than customary Senior Indebtedness (as defined herein) or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others.

                5.8 INSURANCE. The Company shall at all times during the term of this Agreement maintain product liability insurance covering the products with minimum annual limits of Two Million Dollars ($2,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate. The Company shall maintain such insurance for a minimum of five (5) years after termination of this Agreement. Within thirty (30) days of the Closing Date, the Company shall deliver to Century a certificate of insurance evidencing such insurance and stating that the policy will not be canceled or modified without at least thirty (30) days prior written notice to Century.

                5.9 TAXES, CLAIMS FOR LABOR AND MATERIALS, COMPLIANCE WITH LAWS. The Company will promptly pay and discharge, and will cause each of its Subsidiaries promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Subsidiary; provided, however, that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (b) the Company or such Subsidiary shall set aside, in accordance with GAAP, on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, profits or condition of the Company and its Subsidiaries, taken as a whole.

                5.10 NOTICE OF CLAIMS AND LITIGATION. The Company will give prompt notice to Century of any claim or action at law or in equity, or before any governmental, administrative or regulatory body or arbitration panel instituted against the Company or its Subsidiaries, or disputes that have a high probability of resulting in a suit of significance against the Company or its Subsidiaries involving a claim against the Company or its Subsidiaries, for damages in excess of Two Hundred Fifty Thousand Dollars ($250,000) or which, if concluded adversely to the Company or its Subsidiaries, could be reasonably expected to materially and adversely affect the business or assets of the Company or its Subsidiaries.

                5.11 DISPOSAL OF SHARES OF A SUBSIDIARY. Neither the Company nor its Subsidiaries will sell, pledge or otherwise dispose of any shares of the stock (including as "stock" for the purposes of this Section 5.11 any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of a Subsidiary, nor will any Subsidiary issue, sell, pledge, encumber or otherwise dispose of any shares of its own stock, if the effect of the transaction would be to reduce the proportionate interest of the Company and its other Subsidiaries in the outstanding stock of a Subsidiary whose shares are the subject of the transaction, nor will its Subsidiary issue, sell, pledge, encumber or dispose of any shares of its own Preferred Stock.

                5.12 TRANSACTIONS WITH AFFILIATES. Except for transactions and arrangements with employee Affiliates, the Company will not, and will not permit its Subsidiaries to, enter into or be a party to any material transaction or arrangement or material group of related transactions with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to the reasonable requirements of the Company's or its Subsidiaries' business and upon fair and reasonable terms no less favorable to the Company or its Subsidiaries than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate. To the best knowledge of the Company, the Company has properly disclosed all affiliate transactions in the Company's filings with the Securities and Exchange Commission.

                5.13 REPORTS AND ACCESS TO INFORMATION. Not more than once during any twelve (12) month period, the Company shall afford to Century and shall cause its independent accountants to afford to Century, and its accountants, counsel and other representatives, reasonable access during normal business hours to the Company's properties, books, contracts, commitments and records and to the independent accountants reasonable access to the audit work papers and other records of the Company's accountants. The Company shall furnish promptly to Century (a) a copy of each report, schedule and other document filed or received by the Company during such period pursuant to the requirements of federal and state securities laws and (b) all other material information concerning the business, properties and personnel of the Company and any other materials as Century may reasonably request. Century will not use such information for purposes other than this Agreement and will otherwise hold all confidential material contained in such information in confidence (and Century will cause its consultants and advisors to also hold such information in confidence).

                5.14 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the restricted Common Stock to the public without registration, as long as a public market exists for the Common Stock, the Company agrees to use its best efforts to:

                        (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                        (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                        (c) So long as a Holder owns any restricted Common Stock, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

                5.15 The Company shall promptly give written notice to the Holder of any default or breach by the Company or its Subsidiaries of any of its obligations or commitments set forth in this Agreement, the Note, the Credit Agreement or the Credit Facility Note, or otherwise of any default or other occurrence that, with lapse of time and/or giving of notice, would constitute an Event of Default.

        6.      CREDIT AGREEMENT.

                6.1 CREDIT AGREEMENT. Concurrently herewith, the Company and Century shall enter into the Credit Agreement in the form attached hereto as Exhibit C. Pursuant to the Credit

Agreement, at the Company's sole discretion, following the Company's obtaining a CE Mark for its Embolyx(TM) product in Europe the Company may require Century, as lender, to loan to the Company, as borrower, an aggregate principal amount not to exceed Two Million Dollars ($2,000,000) (the "Credit Facility").

                6.2 TERMINATION OF THE CREDIT AGREEMENT. The Company's option to require Century to loan money pursuant to the Credit Agreement shall terminate upon the earlier of (a) September 30, 1999, (b) the termination of the Distribution Agreement pursuant to its terms (except for termination of the Distribution Agreement by Century without cause) or otherwise resulting from a material breach or default by the Company of any covenant, condition or other provision thereof, or (c) notice from Century following an Event of Default.

                6.3 DEFAULT AND CROSS DEFAULTS. If an Event of Default occurs, the Company shall not borrow pursuant to the Credit Facility during the time of the Event of Default, and Century shall have the right to terminate the Credit Facility upon written notice to the Company. If Century does not exercise its right to terminate the Credit Facility during the Event of Default, thirty (30) days after such Event of Default is cured or remedied, the Company may borrow pursuant to the Credit Facility unless the Credit Facility has terminated in accordance with Section 6.2 hereof.

        7. ADDITIONAL AGREEMENTS. Notwithstanding the covenants and agreements of the Company set forth in Section 5 hereof, the Company and Century further agree that no such covenants and agreements shall prevent any sale, disposition, spin-off, spin-out, license or any other transfer of the Company's or any Subsidiary's assets and technology outside the applications in the human vascular system.

        8.      CONDITIONS PRECEDENT.

                8.1 CONDITIONS TO OBLIGATIONS OF CENTURY. The obligations of Century to consummate this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by Century:

                        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and its Subsidiaries set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

                        (b) PERFORMANCE OF OBLIGATIONS. The Company shall have performed all obligations required to be performed by it under this Agreement prior to the Closing Date, and no Event of Default shall have occurred and be continuing.

                        (c) NO MATERIAL ADVERSE CHANGE. There shall have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of the Company which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business, or operations of the Company on a consolidated basis.

                        (d) DISTRIBUTION AGREEMENT. The Company and Century shall have entered into a Distribution Agreement substantially in the form attached hereto as Exhibit B.

                        (e) CREDIT AGREEMENT. The Company and Century shall have entered into a Credit Agreement substantially in the form attached hereto as Exhibit C.

                        (f) NOTE. The Company shall have tendered to Century the Note.

                        (g) OFFICER'S CERTIFICATE. The Company shall have delivered to Century a certificate signed by the Chief Executive Officer of the Company and dated as of the Closing Date certifying that the conditions specified in Sections 8.1(a), (b) and (c) have been satisfied.

                        (h) SECRETARY'S CERTIFICATE. The Company shall have delivered to Century a certificate of its Secretary certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Note, this Agreement, the Credit Agreement, the Distribution Agreement and the Credit Facility Note.

                8.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by the Company:

                        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Century set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

                        (b) PERFORMANCE OF OBLIGATIONS OF CENTURY. Century shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date.

                        (c) DISTRIBUTION AGREEMENT. The Company and Century shall have entered into a Distribution Agreement substantially in the form attached hereto as Exhibit B.

                        (d) CREDIT AGREEMENT. The Company and Century shall have entered into a Credit Agreement substantially in the form attached hereto as Exhibit C.

                        (e) PAYMENT. Century shall have tendered to the Company Three Million Dollars ($3,000,000) in exchange for the Note.

        9.      EVENTS OF DEFAULT. If any of the events specified in this
Section 9 shall occur (herein individually referred to as an "Event of Default"), the Holder of the then outstanding Note issued pursuant to this Agreement may, so long as such condition exists, declare the entire principal and unpaid accrued interest thereon immediately due and payable, by notice in writing to the Company:

                9.1 PAYMENTS. Default in the payment of the principal or unpaid accrued interest of the Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default.

                9.2 BANKRUPTCY. The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action.

                9.3 COMMENCEMENT OF AN ACTION. If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

                9.4 DEFAULT OF SENIOR INDEBTEDNESS. Any declared default of the Company under any Senior Indebtedness (as defined in Section 10 hereof) that gives the holder thereof the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by the holder, or in the event that any Senior Indebtedness has become due and payable upon maturity and has not been satisfied.

                9.5 COVENANTS AND AGREEMENTS. The Company shall default in the performance of any of its material covenants and agreements set forth in any provision of this Agreement and the continuance of such default for thirty (30) days after the Holder has given the Company written notice of such default. Any representation or warranties by the Company set forth in this Agreement shall not be true and correct in all material respects as and when made.

                9.6 DEFAULT UNDER OTHER AGREEMENTS. The Company breaches or defaults on any material covenant, condition or other provision of the Distribution Agreement, or the Company breaches or defaults under the Credit Agreement resulting in the acceleration of any debt evidenced by the Credit Facility Note pursuant to Section 7.2 of the Credit Agreement, and such breach, default or acceleration continues after the applicable grace period, if any, specified therein but in no event more than thirty (30) days after the Holder has given the Company written notice of such breach, default or acceleration.

                9.7 CHANGE OF CONTROL OF THE COMPANY. Any change in control of the Company which includes any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any acquisition of at least a majority of the Voting Stock of the Company or any sale or transfer of all or substantially all of the business or assets of the Company (a "Change of Control"), or Century's receipt of written notice from the Company that a Change of Control will occur as described in Section 11.10 hereof.

                9.8 OTHER REMEDIES. If any Event of Default shall occur and be continuing, Century shall have, in addition to the remedies set forth in Section 9 hereof, all other remedies otherwise available at law and equity. In addition, if an Event of Default shall occur and be continuing, Century may terminate its obligations under the Credit Facility as described in Section 6.2 hereof, and declare the entire principal and unpaid interest due under the Credit Facility Note, if any, immediately due and payable in accordance with the terms of the Credit Agreement.

                9.9 RESTRAINT FROM EXERCISE OF OPTIONS. For so long as the Company shall be aware of any Event of Default, the Company shall not borrow pursuant to the Credit Facility or exercise its option to convert the Note or any Credit Facility Note into Common Stock and such action by the Company to the contrary shall be void.

        10. SUBORDINATION. The indebtedness evidenced by the Note is hereby expressly subordinated to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness (as defined herein).

                10.1 SENIOR INDEBTEDNESS. As used in the Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on: (a) all indebtedness of the Company to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

                10.2 DEFAULT ON SENIOR INDEBTEDNESS. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, then (a) no amount shall be paid by the Company in respect of the principal of or interest on the Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of the Note that shall assert any right to receive any payments in respect of the principal of and interest on the Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on the Note, unless within three (3) months after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

                10.3 EFFECT OF SUBORDINATION. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 10 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of the Note, nothing contained in this Section 10 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of the Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

                10.4 SUBROGATION. Subject to the payment in full of all Senior Indebtedness and until the Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 10.2 hereof) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 10 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

                10.5 UNDERTAKING. By its acceptance of the Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 10.

        11.     CONVERSION OF NOTE.

                11.1 CONVERSION PRIVILEGE AND CONVERSION PRICE.

                        (a) Subject to and upon compliance with the provisions of this Section 11, at the option of the Company at any time and at the Company's sole discretion without regard to the price of the Common Stock and the Conversion Price (as defined herein), except as otherwise specified herein, the Note may be converted at the principal amount thereof, into fully paid and nonassessable shares of Common Stock at the Conversion Price, in effect at the time of conversion. Such conversion right shall expire at the close of business on September __, 2003. The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be initially Fifteen Dollars ($15.00) per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in this Section 11.

                        (b) Notwithstanding the foregoing, in no event shall the Company have the right to convert the Note to Common Stock, and any such conversion of the Note shall be void unless the current market price per share of Common Stock (as calculated in accordance with Section 11.4(h) below) as of the Business Day immediately preceding the date of the proposed conversion is equal to or greater than Eighty Percent (80%) of the Conversion Price.

                11.2 EXERCISE OF CONVERSION PRIVILEGE. Upon receipt of notice from the Company of the exercise of its conversion privilege substantially in the form attached to Exhibit A, Century shall surrender the Note duly endorsed or assigned to the Company or in blank, at the office or agency of the Company maintained for that purpose. Upon conversion the Company shall pay interest accrued but unpaid on the Note surrendered for conversion through the date of such conversion.

        The Note shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the whole portion of the principal amount thereof for conversion in accordance with the foregoing provisions, and at such time the rights of Century under the Note shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 11.3 hereof.

                11.3 FRACTIONS OF SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Note. Instead of any fractional share of Common Stock which would otherwise be issuable upon the conversion of the Note, the Company shall pay a cash adjustment in respect of such fraction of a share of Common Stock in an amount equal to the remaining amount which is not converted by reason of this Section 11.3.

                11.4 ADJUSTMENT OF CONVERSION PRICE.

                        (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 11.4(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                        (b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Century upon conversion) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of the Common Stock (determined as provided in Section 11.4(h) hereof) on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so offered for subscription or purchase would purchase at such Conversion Price in effect immediately prior to the date fixed for such determination and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of calculating the Conversion Price in this
Section 11.4(b), the number of shares of Common Stock outstanding immediately prior to the date fixed for such determination of rights, options or warrants shall be calculated as if all shares had been fully converted into shares of Common Stock. Also, for the purposes of this Section 11.4(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

                        (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                        (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in Section 11.4(b) hereof, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 11.4), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction the numerator of which shall be the current market price per share (determined as provided in Section 11.4(h)) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by an independent majority of the Board of Directors, whose determination shall be conclusive and described in a board resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this Section 11.4(d) is applicable, Section 11.4(b) hereof shall not be applicable.

                        (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 11.10 hereof applies or as part of a distribution referred to in paragraph (d) of this Section 11.4) in an aggregate amount that, combined together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph
(e) has been made and (ii) the aggregate of any cash plus the fair market value (as determined by an independent majority of the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (f) of this Section 11.4 has been made, exceeds ten percent (10%) of the product of the current market price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution multiplied by the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 11.4) on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such ten percent (10%) and (y) the number of shares of Common Stock outstanding on such date for determination and (B) the denominator of which shall be equal to the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 11.4) on such date for determination.

                        (f) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined herein)) of an aggregate consideration having a fair market value (as determined by an independent majority of the Board of Directors, whose determination shall be conclusive and described in a board resolution) that combined together with (i) the aggregate of the cash plus the fair market value (as determined by an independent majority of the Board of Directors, whose determination shall be conclusive and described in a board resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (f) has been made and (ii) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (e) of this Section 11.4 has been made, exceeds ten percent (10%) of the product of the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 11.4) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) multiplied by the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (1) the product of (a) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 11.4) on the date of the Expiration Time and (b) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, less (2) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and (B) the denominator of which shall be equal to the product of (1) the current market price per share of the Common Stock (determined as provided in paragraph

(h) of this Section 11.4) as of the Expiration Time and (2) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

                        (g) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 11.10 hereof applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (d) of this Section 11.4), and
(ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph
(c) of this Section 11.4).

                        (h) For the purpose of any computation under paragraphs
(d), (e) and (f) of this Section 11.4, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the five (5) consecutive trading days selected by the Company commencing not more than twenty (20) trading days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The "Closing Price" for each trading day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations system ("Nasdaq") National Market System ("Nasdaq National Market") or, if not listed or admitted to trading on Nasdaq National Market, on Nasdaq, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or Nasdaq National Market or quoted on Nasdaq, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose, or, if the Common Stock does not have any closing bid and asked prices in the over-the-counter market during the relevant period of time, the fair market value per share as determined by an independent majority of the Board of Directors as of the most recent available month-end determined pursuant to GAAP. For purposes of this paragraph, the term "`ex' date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

                        (i) No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (i)) would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (i) shall be made to the nearest cent.

                        (j) The Company may make such reductions in the Conversion Price, in addition to those required by paragraphs (a), (b), (c),
(d), (e) and (f) of this Section 11.4, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for federal income tax purposes or for any other reasons. An independent majority of the Board of Directors shall have the power to resolve any ambiguity or correct any error in this Section 11.4 and its actions in so doing shall be final and conclusive.

                11.5 NOTICE OF ADJUSTMENTS OF CONVERSION PRICE. Whenever the Conversion Price is adjusted as herein provided:

                        (a) the Company shall compute the adjusted Conversion Price in accordance with Section 11.4 hereof and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the offices of the Company.

                        (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to the Holder in accordance with the terms of Section 14.2 herein.

                11.6 NOTICE OF CERTAIN CORPORATE ACTION. In case:

                        (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

                        (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                        (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                        (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

        then the Company shall cause to be filed at the offices of the Company, and shall cause to be mailed to the Holder at its last addresses as it shall appear in the Note Register, at least twenty (20) days (or ten (10) days in any case specified in clause (a) or (b) of this Section 11.6) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section 11.6.

                11.7 COMPANY TO RESERVE COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Note or the Credit Facility Note, the full number of shares of Common Stock then issuable upon the conversion of the Note and any Credit Facility Note.

                11.8 TAXES ON CONVERSIONS. The Company will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of the Note pursuant hereto or the Credit Facility Note pursuant to the Credit Agreement. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that of Century and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

                11.9 COVENANT AS TO COMMON STOCK. The Company covenants that all shares of Common Stock which may be issued upon conversion of the Note or the Credit Facility Note will upon issuance be fully paid and nonassessable and, except as provided in Section 11.8 hereof, the Company will pay all taxes, liens and charges with respect to the issue thereof.

                11.10 PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS. In case of any Change of Control of the Company, the Company will notify Century at least thirty (30) days prior to the closing of the transaction that will effect the Change of Control, and Century may convert the Note in accordance (mutatis mutandis) with Section 11 hereof prior to the transaction or declare an Event of Default and accelerate the Note and terminate this Agreement in accordance with Section 11 hereof.

                11.11 TRANSFER AND EXCHANGE OF NOTE. The Note may be freely transferred or assigned by Century without the consent of the Company. Such transfer and assignment shall be made in accordance with applicable federal and state securities laws. At any time and from time to time, upon not less than ten
(10) days notice to that effect given by Century and, upon surrender of the Note at the Company's office by Century, the Company will deliver in exchange therefor, without expense to Century, except as set forth below, one Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, provided such Note shall be in the amount of the full principal amount of the Note and there shall be no right to divide the Note, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person as may be designated by Century, and otherwise of the same form and tenor as the Note so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

                11.12 LOSS, THEFT, MUTILATION OR DESTRUCTION OF NOTE. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of the Note, the Company will make and deliver without expense to Century thereof, a new Note, of like tenor, in lieu of such lost, stolen, mutilated or destroyed Note.

                11.13 EXPENSES, STAMP TAX INDEMNITY. The Company agrees to pay duplicating and printing costs and charges for shipping the Note, adequately insured to Century's home office or at such other place as Century may designate, and all reasonable expenses of Century (including, without limitation, the reasonable fees and expenses of any financial advisor to Century) relating to any proposed or actual amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any proposed or actual amendments, waivers, or consents resulting from any work-out, re-negotiations or restructuring relating to the performance by the Company of its obligations under this Agreement and the Note. The Company also agrees that it will pay and hold Century harmless against any and all liabilities with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Note, whether or not the Note is then outstanding. The Company agrees to protect and indemnify Century against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person (other than any Person engaged by Century) in connection with the transactions contemplated by this Agreement.

                11.14 CANCELLATION OF CONVERTED NOTE. The Note delivered for conversion shall be canceled by or at the direction of the Company.

        12.     RIGHT OF FIRST OFFER.

                12.1 THE RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 12, the Company covenants not to sell or issue any New Securities (as defined herein) without complying with the provisions of this Section 12.

                12.2 GRANT. If the Company proposes to sell or issue any New Securities to any Person, the Company hereby grants to Century a right of first offer to purchase a pro rata share of New Securities that the Company may, from time to time, propose to sell and issue. For purposes of this Section 12, Century's pro rata share of New Securities is the ratio of the number of shares of Common Stock owned or which would be owned (assuming full conversion of the Note and the Credit Facility Note if issued and outstanding) by Century immediately prior to the issuance of New Securities to the total number of shares of Common Stock (calculated on a fully diluted basis) outstanding immediately prior to the issuance of New Securities (assuming full conversion of all convertible securities).

                12.3 DEFINITION OF NEW SECURITIES. "New Securities" shall mean any capital stock (including Common Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock of the Company, and securities of any type whatsoever that are, or may become, convertible into capital stock of the Company; provided, however, that the term "New

Securities" does not include (a) shares of Common Stock issued upon conversion of the Note or the Credit Facility Note, (b) shares of Common Stock (or options therefor) issued or sold to employees, directors, consultants or advisors of the Company for the primary purpose of soliciting or retaining their services, provided each such person executes an agreement, in substantially the form as approved by the Board of Directors, (c) securities issued pursuant to the acquisition of another Person or business segment of any such Person by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment, (d) any borrowings, direct or indirect, from financial institutions or other Persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company, (e) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors, (f) securities issued in connection with any stock split, stock dividend or recapitalization of the Company in which all holders of Common Stock are entitled to receive their proportionate share of such issuance, and (g) any right, option or warrant to acquire any security convertible into the securities exempted from the definition of New Securities pursuant to clauses (a) through
(f) above.

                12.4 EXERCISE OF RIGHT OF FIRST OFFER. If the Company proposes to issue New Securities, the Company shall give written notice to Century stating (a) its bona fide intention to offer or issue New Securities, (b) the number of such New Securities to be offered, (c) the price and general terms upon which it proposes to offer such New Securities, and (d) the identity of the Persons or classes of Persons to whom such New Securities are proposed to be issued. Within twenty (20) calendar days after receipt of such notice, Century may elect to purchase or obtain, at the price and on the terms specified in the notice, up to its pro rata share of such New Securities, as such pro rata share is calculated pursuant to Section 12.2 hereof, in the event the Company proposes to issue such New Securities to Persons, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Century shall retain its right of first offer pursuant to Section 12 hereof until (i) this Agreement terminates or (ii) upon a Change of Control described in Section
11.10 hereof and shall not be affected in any way by any previous refusals to exercise its right of first offer and to purchase any New Securities.

                12.5 TERMINATION OF RIGHT OF FIRST OFFER. If Century does not fully exercise its right to purchase or obtain all such New Securities that Century has the right to purchase or obtain pursuant to Section 12.4 hereof, the Company may, during the one hundred twenty (120) day period following the expiration of the period provided in Section 12.4 hereof, offer the remaining unsubscribed New Securities to the Persons or classes of Person specified in the notice sent to Century pursuant to Section 12.4 hereof, at a price not less than that, and upon terms no more favorable to the offeree than those, specified in such notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within one hundred twenty (120) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to Century in accordance herewith.

        13.     INDEMNIFICATION.

                13.1 INDEMNIFICATION BY THE COMPANY.

                        (a) The Company agrees to defend and indemnify Century, its Subsidiaries and their respective Affiliates, directors, officers, employees, shareholders, agents and representatives, and their respective successors and assigns (collectively, the "Century Indemnitees"), against and hold each of them harmless from any and all losses, liabilities, taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity (in this Section 13 collectively, the "Indemnifiable Damages") which any Century Indemnitees may suffer or incur by reason of (i) the inaccuracy or breach of any of the representations, warranties or covenants of the Company contained in this Agreement or any documents, certificate or agreement delivered pursuant hereto; or (ii) any claim by any Person under any provision of any federal or state securities law relating to any transaction, event, act or omission of or by the Company occurring before or after the Closing Date; provided, however, that the total indemnity shall not exceed the consideration received by the Company pursuant to this Agreement and the Credit Agreement. Nothing herein shall limit in any way Century's remedies in the event of breach by the Company of any of its covenants or agreements hereunder which are not also a representation or warranty or for willful fraud or intentionally deceptive material misrepresentation or omission by the Company in connection herewith or with the transactions contemplated hereby.

                        (b) Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, the Century Indemnitees and the Company and the Affiliates of any of them, shall have the right to be put in the same financial position as they would have been in had each of the representations, warranties and covenants of the Company been true and accurate or the same said parties had not breached any such covenants or had any of the events, claims or liabilities referred to in Section 13.1(a) not occurred or been made or incurred.

                        (c) Any indemnitee under this Agreement may not seek recovery under the indemnities set forth herein unless and until the Indemnifiable Damages of such party are greater than Twenty-Five Thousand Dollars ($25,000) measured on an aggregate basis for all indemnitees, at which point such indemnity shall apply to all Indemnifiable Damages.

                13.2 INDEMNIFICATION BY CENTURY. After the Closing Date, Century shall, as to those representations, warranties, covenants and agreements which are herein made or agreed to by Century, indemnify and hold harmless the Company's officers and directors and in respect of:

                        (a) any damage, deficiency, losses or costs incurred by the Company resulting from any material misrepresentation or breach of warranty or any non-fulfillment of any covenant or agreement on the part of Century under this Agreement;

                        (b) any claim by any person under any provision of any federal or state securities laws relating to any event, act or omission of or by Century in connection with any tender offer by Century; and

                        (c) any claim, action, suit, proceeding, demand, judgment, assessment, cost and expense, including reasonable counsel fees, incident to the foregoing; provided that the total indemnity under this Section
13.2 shall not exceed Three Million Dollars ($3,000,000).

        Century shall reimburse the Company for any liabilities, damages, deficiencies, claims, actions, suits, proceedings, demands, judgments, assessments, costs and expenses to which this Section 13.2 relates only if a claim for indemnification is made by the Company within the period ending at September 30, 1999.

                13.3 INDEMNIFICATION PROCEDURE. A party seeking indemnification (the "Indemnitee") shall use its commercially reasonable best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought under this Agreement. The Indemnitee shall give prompt written notice to the party from whom indemnification is sought (the "Indemnitor") of the assertion of a claim for indemnification; provided, however, that the Indemnitee's failure to notify the Indemnitor shall not excuse the Indemnitor's obligation to indemnify the Indemnitee except to the extent that such failure prejudices the Indemnitor's defense of any such claim. No such notice of assertion of a claim shall satisfy the requirements of this Section 13 unless it describes in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based. If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the Indemnitee shall provide the Indemnitor twenty (20) calendar days to decide whether to defend such liability or claim. During such period, the Indemnitee shall take all necessary steps to protect the interests of itself and the Indemnitor, including the filing of any necessary responsive pleadings, the seeking of emergency relief or other action necessary to maintain the status quo, subject to reimbursement from the Indemnitor of its expenses in doing so. The Indemnitor shall (with, if necessary, reservation of rights) defend such action or proceeding at its expense, using counsel selected by the insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed. The Indemnitor shall keep the Indemnitee fully apprised at all times of the status of the defense and shall consult with the Indemnitee prior to the settlement of any indemnified matter. Indemnitee agrees to use reasonable efforts to cooperate with Indemnitor in connection with its defense of indemnifiable claims. In the event the Indemnitee has a claim or claims against any third party growing out of or connected with the indemnified matter, then upon receipt of indemnification, the Indemnitee shall fully assign to the Indemnitor the entire claim or claims to the extent of the indemnification actually paid by the Indemnitor and the Indemnitor shall thereupon be subrogated with respect to such claim or claims of the Indemnitee.

        14.     MISCELLANEOUS.

                14.1 POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of Century in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of Century are cumulative to, and are not exclusive of, any rights or remedies Century would otherwise have.

                14.2 NOTICE. Except as otherwise expressly provided herein, any notice, consent or document required or permitted hereunder shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) or when mailed by receipted certified mail delivery, or five (5) business days after deposit in the mail. Such certificates, documents or notice may be personally delivered to an authorized representative of the Company or Century (as the case may be) at any address where such authorized representative is present and otherwise shall be sent to the following address:

        If to the Company:          Micro Therapeutics, Inc.
                                    1062 Calle Negocio #F
                                    San Clemente, CA 92673
                                    Attention:  George Wallace
                                    Telecopy No.:  (949) 361-0210

        With a copy to:             Stradling Yocca Carlson & Rauth
                                    660 Newport Center Drive, Suite 1600
                                    Newport Beach, CA 92660
                                    Attention:  Bruce Feuchter
                                    Telecopy No.:  (949) 725-4100

        If to Century:              Century Medical, Inc.
                                    1-6-4 Osaki, Shinagawa-ku
                                    Tokyo 141-8588 Japan
                                    Attn:  Shunzo Saegusa
                                    Telecopy No.:  (03) 3491-0577

        With a copy to:             O'Melveny & Myers LLP
                                    Akasaka Twin Tower
                                    East Building 14th Floor
                                    17-22, Akasaka 2-chome
                                    Minato-ku, Tokyo 107-0052 Japan
                                    Attn:  Dale M. Araki
                                    Telecopy No.:  (03) 5575-3840

                14.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of Century and its successors and assigns; provided, however, that, subject to Sections 11.10 and 11.11 hereof, neither the Company nor Century shall assign this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the other party which consent shall not be unreasonably withheld, conditioned, or delayed, and provided further, that in any event Century may assign its rights hereunder after September 30, 1999 without the Company's prior written consent.

                14.4 SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Note.

                14.5 SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

                14.6 WAIVER OF CONDITIONS. If on the Closing Date, either party hereto fails to fulfill each of the conditions specified in Section 8 hereof, the other party may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section 8 have not been fulfilled, the other party may waive compliance by such party with any such condition to such extent as such party may in its sole discretion determine. Nothing in this Section 14.6 shall operate to relieve either party of any obligations hereunder or to waive any of the other party's rights against such party.

                14.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                14.8 GOVERNING LAW. This Agreement and the Note issued and sold hereunder shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflict of laws provisions thereof.

                14.9 CAPTIONS. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

                14.10 DISPUTE RESOLUTION. Disputes arising under, in connection with or as to the interpretation of this Agreement and/or the Note shall be resolved as provided in Exhibit E hereto.

                14.11 SURVIVAL. The obligations of the Company under Section
11.13 and Article 13 hereof shall survive the payment or transfer of any note, the enforcement, amendment or waiver of this Agreement, the Credit Agreement, the Note or the Credit Facility Note, and the termination of this Agreement or the Credit Agreement.

                14.12 ENTIRE AGREEMENT; AMENDMENT AND MODIFICATION. This Agreement, together with the Credit Agreement, the Note and any Credit Facility Note, constitutes the entire and final agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral or written agreements or discussions on the subject matter hereof. Neither this agreement nor any of the other documents or instruments delivered herewith or executed pursuant hereto may be modified or amended in any respect except in a writing signed by both parties expressly setting forth such modification or amendment.

        IN WITNESS WHEREOF, the Company and Century by their duly authorized officers, have each caused this Agreement to be executed as of the date first written above.

                                        CENTURY:

                                        CENTURY MEDICAL, INC.



                                        By: /s/ M. SUZUKI
                                            -----------------------------------

                                        Title: President and Chief Executive
                                               Officer
                                               --------------------------------


                                        COMPANY:

                                        MICRO THERAPEUTICS, INC.



                                        By: /s/ GEORGE WALLACE
                                            -----------------------------------

                                        Title: President and Chief Executive
                                               Officer
                                               --------------------------------

                                  Schedule 4.2
                            EXCEPTIONS TO NO CONSENTS

Within twenty days after the delivery of the Note to Century, Century must file a notice thereof with the Bank of Japan.

                                    EXHIBIT A

                    FORM OF 5% CONVERTIBLE SUBORDINATED NOTE



                            MICRO THERAPEUTICS, INC.

            5% Convertible Subordinated Note, due September __, 2003




No. CSN-4                                              San Clemente, California
$3,000,000                                                   September __, 1998


        Micro Therapeutics, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to Century Medical, Inc. a Japanese corporation ("Century"), or its registered assigns (Century or its assigns being the "Holder"), the principal sum of THREE MILLION DOLLARS ($3,000,000) on September __, 2003 (the "Maturity"), and to pay interest (computed on the basis of a 365 day year) (i) on the unpaid principal balance thereof from the date of this Note at the rate of five percent (5%) per annum from the date hereof, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each, an "Interest Payment Date") (commencing October 31, 1998) until such unpaid principal balance shall become due and payable (whether at Maturity, or by declaration, acceleration or otherwise) and (ii) to the extent permitted by applicable law on each overdue payment of principal or any overdue payment of interest, at a rate per annum equal to ten percent (10%) payable quarterly as aforesaid.

        The interest and principal payments payable with respect to this Note, on any Interest Payment Date, at Maturity or by declaration, acceleration or otherwise, pursuant to the Note Agreement (as defined herein), shall be paid to Century in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such interest and principal payments shall be made to Century in accordance with the provisions of the Note Agreement.

        This Note is the sole issue of a 5% Convertible Subordinated Note due _________, 2003 of the Company issued in an aggregate principal amount of Three Million Dollars ($3,000,000) pursuant to the Convertible Subordinated Note Agreement, dated _________, 1998, by and between the Company and Century (the "Note Agreement"). The Holder of this Note is entitled to the benefits of the Note Agreement, and may enforce the Note Agreement and exercise the remedies provided for thereby or otherwise available in respect thereof.

        This Note may be transferred or assigned by Century as provided in the Note Agreement. As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by Century or Century's attorney duly authorized in writing, a new Note for a like aggregate principal amount and otherwise of similar tenor, will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the Holder and owner hereof for the purpose of receiving payments and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        In the case of an Event of Default (as defined in the Note Agreement), the principal of this Note in certain circumstances may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Agreement.

        This Note is subject to conversion into Common Stock pursuant to the terms and conditions of the Note Agreement and conversion (in the case of the Company) shall be evidenced by a Notice of Conversion as attached hereto. This
Note is not subject to prepayment or redemption by the Company prior to its expressed Maturity.

        The indebtedness evidenced by this Note is, to the extent provided in the Note Agreement, subordinate and subject in right of payment to the Senior Indebtedness (as defined in the Note Agreement), and this Note is issued subject to the provisions of the Note Agreement with respect thereto. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

        No reference herein to the Note Agreement and no provision of this Note or of the Note Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Note Agreement.

        All terms used in this Note which are defined in the Note Agreement shall have the meanings assigned to them in the Note Agreement.

        This Note has been delivered to Century in New York, New York, and the Note and the Note Agreement are governed by and shall be construed and enforced in accordance with and the rights of the parties shall be governed by the law of the State of New York excluding choice-of-law principles.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  September __, 1998

                                        MICRO THERAPEUTICS, INC.


                                        By:
                                            ----------------------------------

                                        Its:
                                            ----------------------------------

ATTEST:

By:
   -----------------------------

Its:
   -----------------------------

                              NOTICE OF CONVERSION



        Micro Therapeutics, Inc. hereby irrevocably exercises the option to convert this 5% Convertible Subordinated Note, or portion hereof below designated, into shares of Common Stock in accordance with the terms of the Convertible Subordinated Note Agreement, and represents that the shares issuable and deliverable upon such conversion, together with written confirmation of transmittal of a wire transfer to Century in payment for any fractional shares and in payment of accrued but unpaid interest on the Note or portion of the Note to be converted, and any 5% Convertible Subordinated Note representing any unconverted principal amount hereof, will be issued and delivered to the current Holder of the 5% Convertible Subordinated Note.

        Principal amount to be converted (if less than all): $__________





                                   MICRO THERAPEUTICS, INC.



                                   By:
                                      --------------------------------

                                   Its:
                                      --------------------------------

                                   EXHIBIT B

                    FORM OF EXCLUSIVE DISTRIBUTION AGREEMENT

                                    EXHIBIT C

                            FORM OF CREDIT AGREEMENT

                                    EXHIBIT D

                               DISCLOSURE SCHEDULE

                                    EXHIBIT E

                               DISPUTE RESOLUTION


The parties recognize that a bona fide dispute as to certain matters may arise from time to time during the term of this Agreement which relates to either party's rights and/or obligations under this Agreement and/or the Note. To have such a dispute resolved by this Alternative Dispute Resolution ("ADR") provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their equivalents) of the affected Subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to "days" in this ADR provision are to calendar days).

If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.


1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, (a) if the arbitration is to be held in California pursuant to Paragraph 3 below, the parties shall request that the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York, 10017, select a neutral; and (b) if the arbitration is to be held in Japan pursuant to Paragraph 3 below, the parties shall request that the Japan Commercial Arbitration Association ("JCAA") select a neutral.

3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location in Orange County in the State of California and proceed pursuant to CPR rules if the ADR is initiated and brought by Century, or in Tokyo, Japan and pursuant to JCAA rules if initiated and brought by the Company.

4. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction. Any arbitral award made pursuant to the ADR shall be enforceable under the 1958 United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

5. Except as provided in paragraph 4 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

                                      E-1